EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Cosan S.A. Indústria e Comércio	Brazil
Cosan Operadora Portuária S.A.	Brazil
Administração de Participações Aguassanta Ltda.	Brazil
Agrícola Ponte Alta S.A.	Brazil
Cosan Distribuidora de Combustíveis Ltda.	Brazil
Cosan S.A. Bioenergia	Brazil
Barra Bioenergia S.A.	Brazil
Cosan International Universal Corporation	British Virgin Islands
Cosan Finance Limited	Cayman Islands
Da Barra Alimentos S.A.	Brazil
Docelar Alimentos Bebidas S.A. (former Bonfim Nova Tamoio – BNT Agrícola Ltda.)	Brazil
Cosan S.A. Açúcar e Álcool	Brazil
Cosan Centroeste S.A. Açúcar e Álcool	Brazil
Benálcool S.A. Açúcar e Álcool	Brazil
Vertical UK LLP	British Virgin Islands
Cosan Lubrificants e Especialidades S.A.	Brazil
Radar Propriedades Agrícolas S.A.	Brazil
Águas da Ponte Alta S.A.	Brazil
Vale da Ponta Alta S.A.	Brazil
Barrapar Participações S.A.	Brazil
Unimodal Ltda.	Brazil
Aliança Industria e Comercio de Açúcar e Álcool S.A.	Brazil
Bio Investments Negócios e Participações S.A.	Brazil
Agrobio Investimentos e Participações S.A.	Brazil
Proud Participações S.A.	Brazil
Executive Participações Ltda	Brazil
Iputi Empreendimentos e Participações Ltda	Brazil
Blueway Trading Importadora e Exportadora Ltda	Brazil

Name	Jurisdiction of Incorporation
CCL Finance Limited	Cayman Islands
Cosan Overseas Limited	Cayman Islands
Cosan Cayman Limited	Cayman Islands
Cosan Cayman Finance Limited	Cayman Islands
CCL Cayman Finance Limited	Cayman Islands
Cosan Alimentos S.A.	Brazil
Cosan Energia S.A.	Brazil
Copsapar Participações S.A.	Brazil
Novo Rumo Logística S.A.	Brazil
Rumo Logística S.A.	Brazil
Teaçu Armazéns Gerais S.A.	Brazil
Pasadena Empreendimentos e Participações S.A.	Brazil
TEAS Terminal Exportador de Álcool de Santos S.A.	Brazil
Cosan Biotecnologia Ltda	Brazil
Cosan Araraquara Açúcar e Álcool Ltda (former Usina Zanin Açúcar e Álcool Ltda)	Brazil
Logispot Armazéns Gerais S.A.	Brazil
Anniston Pte. Ltd	Singapore
Commonwealth Carriers S.A.	British Virgin Islands
Island S Management Corp	British Virgin Islands
Broeder Limited	British Virgin Islands